Exhibit 26 (g) ii. b.

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

Or its current subsidiaries/affiliates

(hereinafter the “Reinsurer”)

Effective August 1, 2009, the Amendment effective date, the corporate retention of the Ceding Company will be revised per the attached retention schedule.

The Reinsurer will not reinsure on an automatic basis             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/14/10
Peter G. Ferris Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/14/10
Peter G. Ferris Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/14/10
Peter G. Ferris Second Vice President & Actuary

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RGA REINSURANCE COMPANY

By:	/s/ Chris Noyes	Date:	4/7/10

Print name:	Chris Noyes

Title:	V.P. Sales

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	4/7/10

Print name:	Julie A. Decker

Title:	VP & Actuary

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RETENTION LIMITS

[table deleted]

Effective 8/1/09

AMENDMENT to

SELECT REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

For new policies issued on or after March 1, 2010, the Amendment effective date, the Ceding Company and the Reinsurer agree to amend the Agreements in the attached Exhibit to include the following language:

Addendum to Schedule B – Reinsurance Limits:

Automatic Issue Limit =

Example:             .

This Amendment, which establishes the Auto Issue Limit at             , supercedes previous Auto Issue Limits. The remaining sections of Schedule B – Reinsurance Limits continue unchanged.

Pre-Issue Notification Limits:

The Ceding Company will make every effort to notify the Reinsurer on each pending policy where the total inforce and applied for amounts are less than the Jumbo Limit but greater than             .

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

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IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/15/10
Peter G. Ferris Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/15/10
Peter G. Ferris Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/15/10
Peter G. Ferris Second Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Chris Noyes	Date:	4/7/10

Print name:	Chris Noyes

Title:	V.P. Sales

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	4/7/10

Print name:	Julie A. Decker

Title:	VP & Actuary

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EXHIBIT

Effective Date of Agreement	Coverage

January 1, 2000	2007 Series Whole Life (added 7/1/07 to the 2000 Series Whole Life Agreement)

March 31, 2004	SUL 10 2001 CSO (Added 12/31/07 to the SUL/SUL10/SULG Agreement)

November 1, 2005	Survivorship Universal Life Guard

June 1, 2008 & August 1, 2008	UL Guard II and Universal Life Navigator

August 1, 2008	Variable Universal Life III (Strategic Life 14-2009 added 1/1/09)